UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

THE MARQUIE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North, Suite 4000 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1. 01 Entry into a Material Definitive Agreement.

On April 10, 2023 (the “Closing Date”), The Marquie Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) in connection with the issuance of a discounted convertible promissory note (“Note”) in the aggregate principal amount of $61,100 for cash consideration of $55,000. The Note matures on April 10, 2024 (the “Maturity Date”), and bears interest at the rate of 12% per annum. The Note may be prepaid prior to its Maturity Date. The Note, together with all interest as accrued, is convertible into shares of the Company’s common stock at a price equal to $0.003, and is subject to adjustment for stock dividends, stock splits, stock combinations, rights offerings, reclassifications or similar transaction stock consolidations. The SPA and the Note have piggy-back registration rights should the Company file a registration statement. The SPA and the Note also contain certain representations, warranties, conditions, restrictions, and covenants of the Company that are customary in such transactions with smaller companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2023, the Company executed the SPA and issued the Note as described in Item 1.01 above. The Note may be accelerated by the holder in the event of default and the rate of interest on the Note will increase to 16% per annum. In addition, the amount due and payable under the Note (and, consequently, the number of shares of common stock convertible thereunto) may be increased to 125% of the principal amount of the Note, plus default interest as accrued thereon, in the event of default. The Note is a direct financial obligation of the Company and is considered a current liability of the Company for accounting purposes.

Item 3.02 Unregistered Sales of Equity Securities.

On April 10, 2023, the Company issued a Note convertible into equity securities of the Company as described in Item 1.01 above. The purchaser of the Note was an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares pursuant to the Acquisition was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement dated April 10, 2023 between The Marquie Group, Inc. and MacRab, LLC.
10.2	Convertible Promissory Note issued by The Marquie Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marquie Group, Inc.

Date: June 23, 2023	By: /s/ Marc Angell
Marc Angell
Chief Executive Officer

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